FOR IMMEDIATE RELEASE News Release Orlando P. Carvalho Elected to the Board of Directors of Mercury Systems, Inc. ANDOVER, Mass.  January 14, 2020  Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), announced that Orlando P. Carvalho, former Executive Vice President of Lockheed Martin’s Aeronautics business, was elected to the Board of Directors. With this election, the Board of Directors will consist of nine members, eight of which are independent directors. “We are very pleased to announce that Orlando has joined the Board of Directors, where his expertise will be a key asset,” said Mark Aslett, President and Chief Executive Officer of Mercury Systems, Inc. “Orlando has extraordinary experience from his many years in senior executive roles across numerous major defense programs. We look forward to benefitting from his critical insights and extensive expertise as we continue to execute against our purpose of Innovation That Matters.” “I am excited to join Mercury’s board at a time when the Company is experiencing rapid growth,” said Mr. Carvalho. “I look forward to working with the board and the management team to help continue to fulfill our vision of making trusted, secure mission-critical technologies profoundly more accessible to Aerospace & Defense.” Mr. Carvalho has over 38 years of experience in the aerospace and defense industry with Lockheed Martin. Before his retirement from Lockheed Martin in 2018, he was Executive Vice President of Lockheed Martin’s Aeronautics business, a 24,000-employee enterprise. Mr. Carvalho held several integral leadership positions with Lockheed Martin, including Executive Vice President and General Manager of the F-35 Lightning II Joint Strike Fighter program, President of Lockheed Martin Mission Systems & Sensors, and General Manager and Vice President of Surface-Sea Based Ballistic Missile Defense Systems. Mr. Carvalho presently serves as the Vice Chairman on the Board of Advisors for the University of Maryland Robert H. Smith School of Business and he is an Associate Fellow of the American Institute of Aeronautics and Astronautics. Mr. Carvalho earned his Bachelor of Science degree in mathematics from Fairfield University and his Master of Business Administration degree from the University of Maryland. For more information, visit www.mrcy.com or contact Mercury at (866) 627-6951 or info@mrcy.com. Mercury Systems – Innovation That Matters® Mercury Systems is the leader in making trusted, secure mission-critical technologies profoundly more accessible to the aerospace and defense industries. Optimized for customer and mission success, our innovative solutions power more than 300 critical aerospace and defense programs. Headquartered in Andover, Mass., and with manufacturing and design facilities around the world, Mercury specializes in engineering, adapting and manufacturing new solutions purpose-built to meet the industry’s current and emerging high- tech needs. Our employees are committed to Innovation that Matters®. To learn more, visit mrcy.com, or follow us on Twitter. 50 Minuteman Road • Andover, MA 01810 • 866.627.6951 • mrcy.com

Page 2 Forward-Looking Safe Harbor Statement This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the election of the director described herein. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company’s products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2019. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. Contact: Robert McGrail, Director of Corporate Communications Mercury Systems, Inc. +1 978-967-1366 / rmcgrail@mrcy.com Mercury Systems and Innovation That Matters are registered trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders. 50 Minuteman Road • Andover, MA 01810 • 866.627.6951 • mrcy.com